Exhibit 99.1

ARIAD Appoints Former Novartis Senior Executive as President and Chief Business Officer

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Sept. 29, 2003--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced the appointment of Paul J. Sekhri, former senior vice president in the global business development and licensing group at Novartis Pharma AG, to the newly created position of president and chief business officer of ARIAD. Mr. Sekhri was head of global search and evaluation and head of global early-commercial development at Novartis from 1999 through 2003. Most recently, he was a partner at the Sprout Group, the venture capital arm of Credit Suisse First Boston.
    At Novartis, Mr. Sekhri was a member of the top senior-management decision-making teams. His department led the development and implementation of Novartis' global disease area strategy. He also had global responsibility for providing commercial and market input into the development of new drugs emerging from research at Novartis.
    "I am delighted to have Paul working closely with me," said Harvey
J. Berger, M.D., chairman and chief executive officer of ARIAD. "He brings close to twenty years of experience in the life-sciences to our executive team, including business development and partnering, sales and marketing, commercial strategy, and portfolio management. His in-depth knowledge of the multinational pharmaceutical and biotechnology markets and products, coupled with his skills in structuring and negotiating innovative business partnerships, will help ARIAD achieve its corporate objectives."
    Prior to joining Novartis, Mr. Sekhri held management positions at several life-sciences companies, including Millipore Corporation, PerSeptive Biosystems, Inc. and Zymark Corporation, and the consulting company, Northeast Consulting Resources, Inc. Mr. Sekhri has a B.Sc. and M.Sc. from the University of Maryland.

    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and is primarily focused on a series of product candidates for targeted oncology indications. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             Kathy Lawton, 617-621-2345